Exhibit 99.1

Proterra Announces Redemption of Public Warrants and Private Placement Warrants

Burlingame, Calif. – September 27, 2021 – Proterra Inc (Nasdaq: PTRA) today announced that it will redeem all of its public warrants (the “Public Warrants”) and private placement warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) to purchase shares of Proterra’s common stock (the “Common Stock”) that are governed by the Amended and Restated Warrant Agreement, dated as of June 14, 2021 (the “Warrant Agreement”), by and among Proterra, Computershare Trust Company, N.A., a federally chartered trust company, and Computershare Inc., a Delaware corporation (collectively, “Computershare”), as warrant agent and transfer agent, and that remain outstanding following 5:00 p.m. New York City time on October 27, 2021 (the “Redemption Date”) for a redemption price of $0.10 per Warrant (the “Redemption Price”).

Under the terms of the Warrant Agreement, Proterra is entitled to redeem all of the outstanding Public Warrants at a redemption price of $0.10 per Public Warrant if the last reported sales price (the “Reference Value”) of the Common Stock is at least $10.00 per share on any twenty trading days within the thirty trading day period ending on the third trading day prior to the date on which a notice of redemption is given and (ii) if the Reference Value is less than $18.00 per share, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants. This share price performance requirement was satisfied as of September 22, 2021. Computershare, in its capacity as warrant agent, has delivered a notice of redemption (the “Redemption Notice”) to each of the registered holders of such outstanding Warrants on behalf of Proterra.

All Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date. As the Reference Value is less than $18.00 per share, payment upon exercise of the Warrants may be made either (i) in cash, at an exercise price of $11.50 per share of Common Stock (the “Cash Exercise Price”) or (ii) on a “cashless basis” in which the exercising holder will receive a number of shares of Common Stock to be determined in accordance with the terms of the Warrant Agreement and based on the Redemption Date and the volume weighted average price (the “Fair Market Value”) of the Common Stock during the 10 trading days immediately following the date on which the Redemption Notice is sent to holders of Warrants. Proterra will inform holders of the Fair Market Value no later than one business day after such 10-trading day period ends. In no event will the number of shares of Common Stock issued in connection with an exercise on a cashless basis exceed 0.361 shares of Common Stock per Warrant. If any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

Any Warrants that remain unexercised following 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the Redemption Price.

The shares of Common Stock issuable upon exercise of the Warrants have been registered by Proterra under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form S-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-253079).

Questions concerning redemption and exercise of the Warrants can be directed to Georgeson, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, telephone number 800-932-9864.
For a copy of the Redemption Notice, please visit our investor relations website at https://ir.proterra.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Proterra securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Proterra

Proterra is a leader in the design and manufacture of zero-emission electric transit vehicles and EV technology solutions for commercial applications. With industry-leading durability and energy efficiency based on rigorous U.S.

independent testing, Proterra products are proudly designed, engineered, and manufactured in America, with offices in Silicon Valley, South Carolina, and Los Angeles.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements related to the redemption of the Warrants. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Proterra’s prospectus dated July 9, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 9, 2021, and Proterra’s annual and quarterly reports and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The forward-looking statements included in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Proterra assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Proterra does not give any assurance that it will achieve its expectations.

Media Contact
Proterra Corporate Communications
PR@proterra.com

Investor Contact
Proterra Investor Relations
IR@proterra.com